STATE OF SOUTH CAROLINA   )
                          )       MORTGAGE AND SECURITY AGREEMENT
COUNTY OF HAMPTON         )

THIS MORTGAGE AND SECURITY AGREEMENT (hereinafter referred to as the
"Mortgage") made and entered into as of the 15th day of          , by and
between Safety Disposal System of South Carolina, Inc., a South Carolina Corporation having a mailing address of 100 Nix Street, Hampton, S.C. 29924 (hereinafter referred to as "Mortgagor"), and Chambers Medical Technologies of South Carolina, Inc., a South Carolina Corporation having as a mailing address 301 South Pioneer Drive, Smyrna, Georgia (hereinafter referred to as "Mortgagee").


                                  WITNESSETH:

That for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Mortgagor herein after set forth, Mortgagor does hereby mortgage, grant, bargain, sell, convey, assign, transfer and set over unto Mortgagee and the successors and assigns of Mortgagee all of the following described land and interests in land, estates, easements, rights, improvements, property, fixtures, equipment, furniture, furnishings, appliances and appurtenances (hereinafter collectively referred to as the "Mortgaged Property"):

                             THE MORTGAGED PROPERTY

(A) THE LAND. All the land located in the County of Hampton, State of South Carolina (the "Land"), described in Exhibit "A" attached hereto and made a part hereof;

(B) THE IMPROVEMENTS. TOGETHER WITH all buildings, structures and improvements of every nature whatsoever now or here after situated on the Land, and all fixtures, machinery, appliances, equipment, furniture, and personal property of every nature whatsoever now or hereafter owned by Mortgagor and located in or on, or attached to, or used to intended to be used in connection with or with the operation of, the Land, buildings, structures or other improvements, including all extensions, additions, improvements, betterments, renewals and replacements to any of the foregoing and all of the right, title and interest of Mortgagor in and to any such personal property or fixtures subject to any lien, security interest or claim together with the benefit of any deposit or payments now or hereafter made by Mortgagor or on its behalf (the "Improvements").
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(C)      EASEMENTS OR OTHER INTERESTS.  TOGETHER WITH all easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property hereinabove described, or which hereafter shall in any way belong, elate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Mortgagor of, in and to the same, including but not limited to all judgments, awards of damages and settlements here after made resulting from condemnation proceedings or the taking of the property described in Paragraph (A), (B), and (C) hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property described in Paragraphs (A), (B), and (C) hereof or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the property described in Paragraphs (A), (B), and (C) hereof or any part thereof.

(D) ASSIGNMENT OF RENTS. TOGETHER WITH all rents, royalties, issues, profits, revenue, income and other benefits from the property described in Paragraphs (A), (B), and (C) hereof to be applied against the indebtedness and other sums secured hereby, provided, however, that permission is hereby given to Mortgagor so long as no default has occurred hereunder, to collect, receive, take, use and enjoy such rents, royalties, issues, profits, revenue, income and other benefits as they become due and payable, but not in advance thereof. The foregoing assignment shall be fully operative without any further action on the part of either party and specifically Mortgagee shall be entitled, at its option, upon the occurrence of a default hereunder, to all rents, royalties, issues, profits, revenue, income and other benefits from the property described in Paragraphs (A), (B), and (C) hereof, whether or not Mortgagee takes possession of the property described in Paragraphs (A), (B), and (C) hereof. Upon the declaring of any such default hereunder, the permission hereby given to Mortgagor to collect such rents, royalties, issues, profits, revenue, income and other benefits from the property described in Paragraphs
         (A), (B), and (C) hereof shall terminate and such permission shall not be reinstated upon a cure of the default without Mortgagee's specific consent, which consent shall not be unreasonably withheld. Neither the exercise of any rights under this Paragraph by Mortgagee nor the application of any such rents, royalties, issues, profits, revenue, income or other benefits to the indebtedness and other sums secured hereby, shall cure or waive any default or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.

         This instrument constitutes an absolute and present assignment of the rents, royalties, issues, profits, revenue, income and other benefits from the Mortgaged Property,





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         subject, however, to the conditional permission given to Mortgagor to collect, receive, take, use and enjoy the same as provided hereinabove; provided, further, that the existence or exercise of such right of Mortgagor shall not operate to subordinate this agreement to any subsequent assignment, in whole or in part, by Mortgagor, and any such subsequent assignment by Mortgagor shall be subject to the rights of Mortgagee hereunder.

(E) ASSIGNMENT OF LEASES. TOGETHER WITH all right, title and interest of Mortgagor in and to any and all leases now or hereafter on or affecting the property described in Paragraphs (A), (B), and (C) hereof, together with all security therefor and all monies payable thereunder, subject, however, to the conditional permission hereinabove given to Mortgagor to collect the rentals under any such lease. The foregoing assignment of any lease shall not be deemed to impose upon Mortgagee any of the obligations or duties of Mortgagor provided in any such lease, and Mortgagor agrees to fully perform all obligations of the lessor under all such leases. Upon Mortgagee's request, Mortgagor agrees to send to Mortgagee a list of all leases covered by the foregoing assignment and as any such lease shall expire or terminate, or as any new lease shall be made, Mortgagor shall notify Mortgagee in order that at all times Mortgagee shall have a current list of all leases affecting the property described in Paragraphs (A), (B), and (C) hereof. Mortgagee shall have the right, at any time and from time to time, to notify any lessee of the rights of Mortgagee as provided by this Paragraph. From time to time, upon request of Mortgagee, Mortgagor shall specifically assign to Mortgagee as additional security hereunder, by an instrument in writing in such form as may be approved by Mortgagee, all right, title and interest of Mortgagor in and to any and all leases now or hereafter on or affecting the Mortgaged Property, together with all security therefor and all monies payable thereunder, subject to the conditional permission herein above given to Mortgagor to collect the rentals under any such lease. Mortgagor shall also execute and deliver to Mortgagee any notification by Mortgagee to perfect the foregoing assignment as to any such lease.

(F)      FIXTURES AND PERSONAL PROPERTY.  TOGETHER WITH a security interest in
         (i) all property and fixtures now or hereafter acquired and affixed to or located on the property described in Paragraphs (A), (B), and (C) hereof which, to the fullest extent permitted by law, shall be deemed fixtures and a part of the real property, (ii) all articles of personal property now or hereafter acquired and all materials delivered to the property described in Paragraphs (A), (B), and (C) hereof for use in any construction being conducted thereon, and owned by Mortgagor; (iii) and all contract rights, general intangibles, actions and rights in action now or hereafter acquired pertaining to the Mortgaged Property, including all rights to insurance proceeds, and (iv) all proceeds, products, replacements, additions, substitutions, renewals and accessions of any of the foregoing. Mortgagor (Debtor) hereby grants to Mortgagee





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         (Secured Party) a security interest in all fixtures, rights in action and personal property described herein.

         Everything referred to in Paragraphs (A), (B), (C), (D), (E) and (F) hereof and any additional property hereafter acquired by Mortgagor and subject to the lien of this Mortgage or intended to be so is herein referred to as the "Mortgaged Property."

TO HAVE AND TO HOLD the Mortgaged Property and all parts thereof unto Mortgagee, its successors and assigns, to its own proper use and benefit forever.

This Mortgage and Security Agreement is given to secure the following described indebtedness:

         (a) The debt evidenced by that certain Promissory Note (hereinafter referred to as the "Note" and to which note reference is hereby made for all purposes) dated at even date here with, made by Mortgagor and guaranteed by Med/Waste, Inc. a Delaware corporation (the "Parent") and the Parent Corporation of Mortgagor, payable to the order of Mortgagee in the principal face amount of Two Million Six Hundred Twenty Thousand Dollars ($2,620,000), with the final payment being due on ___________________; together with any and all modifications, renewals and/or extensions of the Note;

         (b) Any and all additional future advances and readvances pursuant to the provisions of Section 29-3-50 of the Code of Laws of South Carolina, 1976, as amended, made by Mortgagee under the Note or to protect or preserve the Mortgaged Property or the lien hereof with respect to the Mortgaged Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not the original Mortgagor remains the owner of the Mortgaged Property at the time of such advances);

         (c) Any and all other indebtedness, liabilities, or obligations of Mortgagor to Mortgagee, of any nature whatsoever whether now existing or hereafter created, whether direct, indirect, or secondary, and any and all modifications, extensions and/or renewals thereof, arising out of;

                 All of the indebtedness referred to above in (a), (b) or (c) is hereinafter referred to collectively as the "Indebtedness".

PROVIDED, HOWEVER, that the maximum amount of the Indebtedness outstanding at any one time secured hereby shall not exceed twice the face amount of the Note plus interest thereon, and all charges and expenses of collection incurred by Mortgagee, including court costs and reasonable attorney's fees.





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PROVIDED, HOWEVER, that if Mortgagor shall promptly pay or cause to be paid to
Mortgagee all the principal and interest payable under the Loan Documents at the times and in the manner stipulated therein and herein, all without any deduction or credit for taxes or other similar charges paid by Mortgagor, and shall keep, perform and observe all the covenants and promises in the Loan Documents to be kept, performed or observed by Mortgagor, then this Mortgage, and all the properties, interest and rights hereby granted, conveyed and assigned shall cease and be void.

Mortgagor further covenants and agrees with Mortgagee as follows:

                                  ARTICLE ONE

                             COVENANTS OF MORTGAGOR

1.01 Performance of Loan Documents. Mortgagor shall perform, observe, and comply with all provisions hereof and of the Loan Documents, and will promptly pay to Mortgagee the principal with interest thereon and all other sums required to be paid by Mortgagor under the Loan Documents when payment shall become due, all without deduction or credit for taxes or other similar charges paid by Mortgagor.

1.02 Warranty of Title. Mortgagor covenants and warrants that it is seized of an indefeasible estate in fee simple in the Land and real property hereby mortgaged, has good and absolute title to all existing personal property hereby mortgaged or made subject to the security interest hereby created and has good right, full power and lawful authority to convey, mortgage and encumber the same as provided herein; that Mortgagor may at all times peaceably and quietly enter upon, hold, occupy and enjoy the land and real property hereby mortgaged and every part thereof; that the land, real property and all existing personal property hereby mortgaged or made subject to the security interest hereby created is free and clear of all liens, security interests, charges and encumbrances whatsoever, except the lien for property taxes not yet due and payable and those permitted encumbrances, if any, described in Exhibit "B", attached hereto. Mortgagor shall and will make such further assurances to perfect Mortgagee's fee simple title to the Land and the real property hereby mortgaged, and the title to the personal property hereby mortgaged or made subject to the security interest hereby created as may reasonably be required. Mortgagor fully warrants the title to the Mortgaged Property hereby mortgaged or made subject to the security interest hereby created and every part thereof, and will forever defend the same against the claims of all persons whomsoever.

1.03 Zoning. Mortgagor covenants and warrants that all applicable zoning laws, ordinances and regulations affecting the Land permit the use and occupancy of the Improvements.





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1.04     Taxes and Liens.

         (a) Mortgagor shall pay or bond promptly, when and as due, and shall promptly exhibit to Mortgagee receipts for the payment of, all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, liabilities, obligations and encumbrances of every kind whatsoever now or hereafter imposed, levied or assessed upon or against the Mortgaged Property or any part thereof, or upon or against the Mortgagor or the indebtedness or other sums secured hereby, or upon or against the interest of Mortgagee in the Mortgaged Property, as well as all income taxes, assessments and other governmental charges levied and imposed by the United States of America or any state, county, municipality, borough or other taxing authority upon or against Mortgagor or in respect of the Mortgaged Property or any part thereof, and any charge which, if unpaid, would become a lien or charge upon the Mortgaged Property prior to or equal to the lien of this Mortgage before they become delinquent and before any interest attaches or any penalty is incurred.

         (b) Mortgagor shall not permit or suffer for more than thirty (30) days any unbonded mechanics', laborers', materialmen's statutory or other lien upon any of the Mortgaged Property.

         (c) Mortgagor shall not claim, demand or be entitled to receive any credit or credits on the principal or interest payable under the terms of the Loan Documents or on any other sums secured hereby, for so much of the taxes, assessments or similar impositions assessed against the Mortgaged Property or any part thereof as are applicable to the indebtedness secured hereby or to Mortgagee's interest in the Mortgaged Property. No deduction shall be claimed from the taxable value of the Mortgaged Property or any part thereof by reason of the Loan Documents.

         (d) In the event of passage, after the date of this Mortgage, of any law of the State of South Carolina, deducting from the value of real property for the purpose of taxation, any lien thereon or changing in any way the laws for the taxation of Mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on this Mortgage or the indebtedness secured hereby, the holder of such indebtedness shall have the right to require the Mortgagor to pay the Mortgagee within ten (10) days of notice thereof by Mortgagee to Mortgagor any cost to be borne by the Mortgagee attributable to the change in such law or laws, and in the event same is not paid, then Mortgagee may declare the principal sum and the interest due on a date to be specified by not less than thirty (30) days written notice to be given to Mortgagor by Mortgagee.





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1.05     Insurance.

         (a) Mortgagor shall at its sole expense obtain for, deliver to and maintain for the benefit of Mortgagee, during the life of this Mortgage, insurance policies in such amounts as Mortgagee may require but in no event exceeding the replacement cost of the Improvements insuring the Mortgaged Property against fire, extended coverage and such other insurable hazards, casualties and contingencies as Mortgagee may at any time during the life of this loan require (including flood damage, if deemed necessary by Mortgagee in its sole discretion), and shall pay promptly, when due, all premiums on such insurance policies and any renewals thereof. The form of such policies and the companies issuing them shall be reasonably acceptable to Mortgagee. All such policies and renewals thereof shall be held by Mortgagee and shall contain a noncontributory mortgagee endorsement making losses payable to Mortgagee. The coverage under such policies shall be limited to the improvements now or hereafter located on the Mortgaged Property. At least thirty (30) days prior to the expiration date of all such policies, renewals thereof satisfactory to Mortgagee shall be delivered to Mortgagee. Mortgagor shall deliver to Mortgagee receipts evidencing the payment of all premiums on such insurance policies and renewals. Delivery of the insurance policies and renewals thereof shall constitute an assignment to Mortgagee, as further security, of all unearned premiums. In the event of loss, Mortgagor will give immediate written notice to Mortgagee and Mortgagee may make proof of loss if not made promptly by Mortgagor. In the event of the foreclosure of this Mortgage or any other transfer of title to the Mortgaged Property in extinguishment of the indebtedness and other sums secured hereby, all right, title, and interest of Mortgagor in and to all insurance policies and renewals thereof then in force shall pass to the purchaser or grantee. Mortgagee may, at its own cost and expense at any time at its own discretion procure and substitute for any and all of the insurance so held as aforesaid, such other policy or policies of insurance, in like amount, as it may determine without prejudice to its right to foreclose hereunder should Mortgagor fail or refuse to keep said premises so insured.

         (b) Mortgagor hereby assigns to Mortgagee all proceeds from any insurance policies, and Mortgagee is hereby authorized and empowered in its reasonable discretion, to adjust or compromise any loss under any insurance policies on the Mortgaged Property with the consent of the Mortgagor, which consent shall not be unreasonably withheld, and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses to Mortgagor and Mortgagee jointly. Any balance of such monies after restoration shall either be applied toward the reduction of indebtedness and other sums secured hereby or shall be paid to





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                 Mortgagor.  Mortgagee shall not be responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

         (c) Mortgagor shall, at its sole expense, obtain for, deliver to and maintain for the benefit of Mortgagee, during the life of this Mortgage, liability insurance policies relating to the Mortgaged Property, in the amount of Three Million Dollars ($3,000,000), with such companies and in such form as may be reasonably required by Mortgagee. Mortgagee may require such policies to contain an endorsement, in form satisfactory to Mortgagee, naming Mortgagee as an additional insured thereunder. Mortgagor shall pay promptly, when due, any premiums on such insurance policies and renewals thereof.

1.06 Condemnation. If all or any part of the Mortgaged Property shall be damaged or taken through condemnation (which term when used herein shall include any damage or taking by any governmental authority to so damage or take, and any transfer by private sale in lieu thereof), either temporarily or permanently, the entire indebtedness and other sum secured hereby shall, at the option of Mortgagee, become immediately due and payable, Mortgagee shall be entitled to the extent of the Indebtedness hereunder to all compensation awards, damages, claims, rights of action and proceeds of, or on account of damage of taking through condemnation and is hereby authorized, at its option, to commence, appear in and prosecute, in its own or Mortgagor's name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection there with. All such compensation awards, damages, claims, rights of action and proceeds, and any other payments or relief, and the right thereto are hereby assigned by Mortgagor to Mortgagee, who, after deducting therefrom all its expenses including attorney's fees, may release any monies so received by it without affecting the lien of this Mortgage or may apply the same in such manner as Mortgagee shall determine, to the reduction of the sums secured hereby and to any prepayment charge provided in the Note, this Mortgage or other instruments securing the Note. Any balance of such monies then remaining shall be paid to Mortgagor. Mortgagor agrees to execute such further assignments of any compensations, awards, damages, claims, rights of action and proceeds as Mortgagee may require.

1.07     Care of Property.

         (a) Mortgagor shall preserve and maintain the Mortgaged Property in good condition and repair. Mortgagor shall not remove, demolish, materially alter or materially change the use of any building, structure or other improvement presently or here after on the Land without the prior written consent of Mortgagee. Mortgagor shall not permit, commit or suffer any waste, impairment or deterioration of the Mortgaged Property or of any part thereof,





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                 and will not take any action which will increase the risk of fire or other hazard to the Mortgaged Property or to any part thereof.

         (b) Except as otherwise provided in this Mortgage no fixture, personal property or other part of the Mortgaged Property shall be removed, demolished or altered without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld. Mortgagor may sell or otherwise dispose of, free from the lien of this Mortgage, furniture, furnishings, equipment, tools, appliances, or machinery which are not fixtures but which are subject to the lien hereof, which may become worn out, undesirable or obsolete only if they are replaced immediately with similar items of at least equal value. Such items shall, without further action, become subject to the lien of this Mortgage, except as otherwise provided in this Mortgage.

         (c) Mortgagee and Mortgagee's agents and independent contractors may enter upon and inspect the Mortgaged Property at reasonable times and upon reasonable notice during the term of this Mortgage. Without limiting the scope of said right of inspection, Mortgagee and Mortgagee's agents and experts shall have the right at reasonable times during the term of this Mortgage to conduct environmental reviews of the Property at its own expense (including any sampling as may be deemed appropriate by Mortgagee).

         (d) Mortgagor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Mortgaged Property or any part thereof.

         (e) If all or any part of the Mortgaged Property shall be lost, damaged or destroyed by fire or any other cause, Mortgagor will give immediate written notice thereof to Mortgagee and shall promptly restore the Mortgaged Property to the equivalent of its original condition regardless of whether or not there shall be any insurance proceeds therefor, and provided that Mortgagee assigns to Mortgagor available insurance proceeds, if any, for the purpose of restoration. If a part of the Mortgaged Property shall be lost, physically damaged or destroyed through condemnation, Mortgagor will promptly restore, repair or alter the remaining property in a manner satisfactory to Mortgagee.

1.08 Transfer of Property. Mortgagor shall not sell, convey, transfer, lease or further encumber any interest in or any part of the Mortgaged Property (whether voluntarily or by operation of law), without the prior written consent of Mortgagee. Mortgagor shall not transfer, sell or otherwise encumber its stock or the ownership thereof, without the prior written consent of Mortgagee. If any person should obtain any interest in all or any part of the Mortgaged Property pursuant to the execution or enforcement of any





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         lien, security interest or other right, whether superior, equal or subordinate to this Mortgage or the lien hereof, such event shall be deemed to be a transfer by the Mortgagor. Mortgagor shall not, without the prior written consent of Mortgagee, further assign the rents from the Mortgaged Property, nor enter into any agreement or do any act to amend, modify, extend, terminate or cancel, accept the surrender, sub ordinate, accelerate the payment of rent. The sale of shares of the Parent corporation shall not be deemed a breach of this provision.

1.09 Further Assurance. At any time and from time to time, upon Mortgagee's request, Mortgagor shall make, execute and deliver or cause to be made, executed and delivered to Mortgagee and, where appropriate, shall cause to be recorded or filed and from time to time thereafter to be re-recorded or refiled at such time and in such offices and places as shall be deemed desirable by Mortgagee any and all such further mortgages, instruments of further assurance, certificates or other documents as Mortgagee may consider necessary or desirable in order to effectuate, complete, or to continue and preserve the obligations of Mortgagor under the Loan Documents. Upon any failure by Mortgagor to do so, Mortgagee may make, execute, record, file, re-record or refile any and all such mortgages, instruments, financing statements, certificates and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee the agent and attorney-in-fact of Mortgagor to do so. It is expressly intended that this power of attorney is coupled with an interest.

1.10 After Acquired Property. The lien of this Mortgage will automatically attach, without further act, to all after acquired property located in or on, or attached to, or used or intended to be used in connection with or with the operation of, the Mortgaged Property or any part thereof.

1.11 Leases Affecting Mortgaged Property. Mortgagor shall comply with and observe its obligations as Landlord under all leases affecting the Mortgaged Property or any part thereof. Mortgagor, if required by Mortgagee, shall furnish promptly to Mortgagee executed copies of all such leases now existing or here after created, all of which shall be in forms and substance subject to the approval of Mortgagee.

1.12 Expenses. Mortgagor shall pay or reimburse Mortgagee for all costs, charges, and expenses (including any expenses arising out of any bankruptcy proceeding) which may affect any security covered by this Mortgage, including reasonable attorney's fees and disbursements, and costs incurred or paid by Mortgagee in any action which is threatened, pending or completed or proceeding or dispute in which Mortgagee is or might be made a party or appears as a party plaintiff or party defendant and which affects or might affect the Loan Documents, this Mortgage, or the Mortgaged Property or any part thereof, or the interests of Mortgagor or Mortgagee therein, including but not limited to the foreclosure of this Mortgage, condemnation involving all or part of





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         the Mortgaged Property or any action to protect the security hereof.
         All costs, charges, and expenses except where Mortgagor and Mortgagee are adverse parties unless awarded by the Court so incurred or paid by Mortgagee shall become due and payable immediately, whether or not there by notice, demand, attempt to collect or suit pending. The amounts so incurred or paid by Mortgagee, together with interest thereon at the Default Rate as hereinafter defined from the date incurred until paid by Mortgagor, shall be added to the indebtedness and secured by the lien of this Mortgage.

1.13 Mortgagee's Performance of Defaults. If Mortgagor defaults in the payment of any tax, assessment, encumbrance or other imposition, in its obligation to furnish insurance here under or in the performance or observance of any other covenant, condition or term of this Mortgage or of any of the Loan Documents, Mortgagee may at its option perform or observe the same, and all payments made (whether such payments are regular or accelerated payments) and costs and expenses incurred or paid by Mortgagee in connection therewith shall become due and payable immediately by Mortgagor. The amounts so incurred or paid by Mortgagee, together with interest thereon at the Default Rate as hereinafter defined from the date incurred until paid by Mortgagor, shall be added to the indebtedness secured by the lien of this Mortgage. Nothing contained herein shall be construed as requiring Mortgagee to advance or expend monies for any purposes mentioned in this Paragraph, or for any other purpose. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or terms, without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor.

1.14 Books and Records. Mortgagor shall keep and maintain at all times complete, true and accurate books of accounts and records reflecting the results of the operation of the Mortgaged Property. The Parent shall furnish to Mortgagee a certified financial statement certified by a certified public accountant of income and expenses for the Parent within ninety (90) days following the end of each fiscal year or calendar year. Mortgagor shall permit Mortgagee to inspect said books and records upon request by Mortgagee.

1.15 Estoppel Affidavits. Mortgagor, within ten (10) days after written request from Mortgagee, shall furnish a written statement, duly acknowledged, setting forth the unpaid principal of, and interest on the Loan Documents, and any other unpaid sums secured hereby, and whether or not any offsets or defenses exist against such principal and interest or other sums.

1.16 Hazardous Waste. The Mortgagor shall not use, generate, store or release of any hazardous waste, toxic substance or related materials other than in compliance with applicable laws ("Hazardous Materials") on the Mortgaged Property and shall not dispose of any Hazardous Materials on the Mortgage Property and shall not dispose of any Hazardous Materials on the Mortgaged Property. For the purposes of this representation and warranty and as otherwise used in this Mortgage, Hazardous Materials shall include, but shall not be limited to, substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. SEC. 1802, the Resource Conservation and Recovery Act, 42 U.S.C. SEC. 6901, et seq. and comparable South Carolina statutes. Mortgagor shall fully comply at all times with all environmental statutes, regulations, and ordinances applicable to the Mortgaged Property and Mortgagor's operations conducted on the Mortgaged Property. Mortgagor shall indemnify and hold Mortgagee harmless from and against all liability, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, release, storage or disposal of Hazardous Material, including, without limitation, the costs of any required or necessary repair, cleanup, or detoxification, whether such action is required or necessary prior to or following transfer of title to the Mortgaged Property, to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, release or disposal of Hazardous Materials on the Mortgaged Property. The indemnification herein shall not include any liability for acts on the Mortgaged Property which occurred prior to the date hereof. The indemnification afforded by this Section 1.16 shall survive repayment of all sums secured by this Mortgage and shall survive any foreclosure, deed in lieu of foreclosure, or other procedure whereby Mortgagee acquires title to the Mortgaged Property.


                                  ARTICLE TWO

                                    DEFAULTS

2.01 Events of Default. The term Event of Default, wherever used in this Mortgage, shall mean any one or more of the following events:

         (a) A breach by Mortgagor of any of the covenants, agreements and conditions of Article One hereof.

         (b) Failure by Mortgagor to duly keep, perform, and observe any other covenant, condition or agreement in the Loan Documents including, without limitation, the payment of all interest, principal, and other sums when due under the Loan Documents.

         (c)     If either (A) Mortgagor or any other obligor under the Loan
                 Documents: (i) files a voluntary petition in bankruptcy, or
                 (ii) is adjudicated as a bankrupt or
                 insolvent, or (iii) files any petition or answer seeking or acquiescing in any reorganization, management, composition, readjustment, liquidation, dissolution or similar relief for himself under any law relating to bankruptcy, insolvency, or other relief for debtors, or (iv) seeks or consents to or acquiesces in the appointment of any trustee, receiver, master or liquidator of himself or of any or any substantial part of the Mortgaged Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or (v) makes any general assignment for the benefit of creditors, or
                 (vi) makes an admission in writing of its inability to pay its debts generally as they become due; or (B) a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against Mortgagor or any other obligor under the Loan Documents seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of thirty (30) days (whether or not consecutive) from the date of entry thereof; or (C) any trustee, receiver or liquidator of Mortgagor or any other obligor of all or any substantial part of the Mortgaged Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof is appointed without the prior written consent of Mortgagee, which appointment shall remain unvacated and unstayed for an aggregate of thirty (30) days (whether or not consecutive).

         (d) Default by Mortgagor or foreclosure is instituted against Mortgagor under any agreement or obligation of Mortgagor affecting any portion of the Mortgaged Property, or any other documents or instruments securing any other indebtedness of Mortgagor to Mortgagee, if such default is not cured within any grace period permitted therein and if such default permits the holder to cause such obligation to become due prior to its stated maturity. Mortgagor shall notify Mortgagee in writing of the occurrence of such default, specifying the nature of such default.

         (e) Material breach of any warranty or material untruth of any representation of Mortgagor contained herein or in the Note.

2.02 Acceleration of Maturity. If an Event of Default shall have occurred, Mortgagee may declare the Indebtedness to be due and payable immediately, and upon such declaration the Indebtedness shall immediately become due and payable without demand or notice.

2.03 Mortgagee's Power of Enforcement. If an Event of Default shall have occurred, Mortgagee may, either with or without entry or taking possession as hereinabove provided or other wise, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy: (a) to enforce payment of the Note or the performance of any term hereof or any other right; (b) to foreclose this Mortgage and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property, under the judgment or decree of a court or courts of competent jurisdiction; and (c) to pursue any other remedy available to it. Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession or both, as the Mortgagee may determine.

2.04     Mortgagee's Right to Enter and Take Possession, Operate and Apply
         Income.

         (a) If an Event of Default shall have occurred, Mortgagor, upon demand of Mortgagee, shall forthwith surrender to Mortgagee the actual possession, and if and to the extent permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, may enter and take possession of all the Mortgaged Property, and may exclude Mortgagor and its agents and employees wholly therefrom, and may have joint access with Mortgagor to the books, papers, and accounts of Mortgagor.

         (b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Mortgagee's demand, Mortgagee may obtain a judgment or decree conferring on Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of the Mortgaged Property to Mortgagee along with all books, papers, and accounts of Mortgagor, to entry of which judgment or decree Mortgagor hereby specifically consents.

         (c) Mortgagor shall pay to Mortgagee, upon demand, all reasonable costs and expenses of obtaining such judgment or decree and reasonable compensation to Mortgagee, its attorneys and agents, and all such costs, expenses, and compensation shall, until paid, be secured by the lien of this Mortgage.

         (d) Upon every such entering upon or taking of possession, Mortgagee may hold, store, use, operate, manage, and control the Mortgaged Property and conduct the business thereof, and, from time to time:

                 (i) make all necessary and proper maintenance, repair, renewals, replacements, additions, betterments, and improvements, thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

                 (ii)     insure or keep the Mortgaged Property insured;

                 (iii) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor in its name or otherwise, with respect to the same;

                 (iv) enter into agreements with others to exercise the powers herein granted Mortgagee;

         all as Mortgagee in its reasonable judgment from time to time may determine; and Mortgagee may collect and receive all the income, revenues, rents, issues, and profits of the same including those past due as well as those accruing thereafter; and shall apply the monies so received by Mortgagee in such priority as Mortgagee may determine to (1) the reasonable compensation, expenses and disbursement of the agents and attorneys; (2) the cost of insurance, taxes, assessments and other proper charges upon the Mortgaged Property or any part thereof; (3) the deposits for taxes and assessments and insurance premiums due; and (4) the payment of the Indebtedness.

         Mortgagee shall surrender possession of the Mortgaged Property to Mortgagor only when all that is due upon such interest, tax and insurance deposits and principal installments, and under any of the terms of this Mortgage, shall have been paid and all defaults made good. The same right to taking possession, how ever, shall exist if any subsequent Event of Default shall occur and be continuing.

2.05 Leases. Mortgagee, at its option, is authorized to foreclose this Mortgage taking into consideration the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties default to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Mortgagor to be, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.

2.06 Purchase by Mortgagee. Upon any such foreclosure sale, Mortgagee may bid for and purchase the Mortgaged Property and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

2.07 Application of Indebtedness Toward Purchase Price. Upon any such foreclosure sale, Mortgagee may, if permitted by law, after allowing for the proportion of the total purchase price required to be paid in cash and for the costs and expenses of the sale, compensation and other charges, in paying the purchase price apply any portion of or all sums due to Mortgagee under the Loan Documents in lieu of cash, to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon.

2.08 Receiver. If an Event of Default shall have occurred, Mortgagee shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all rents, revenues, issues, income, products and profits thereof and apply the same as the court may direct. The receiver shall have all rights and powers permitted under the laws of the State of South Carolina and such other powers as the court making such appointment shall confer. The expenses, including receiver's fees, attorney's fees, costs and agents compensation, incurred pursuant to the powers herein contained shall be secured by this Mortgage. The right to enter and take possession of and to manage and operate the Mortgaged Property, and to collect the rents, issues and profits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. Mortgagee shall be liable to account only for such rents, issues and profits actually received by Mortgagee. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as secured party hereunder to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to, Mortgagee.

2.09 Suits to Protect the Mortgaged Property. Mortgagee shall have the power and authority to institute and maintain any suits and proceedings as Mortgagee may deem advisable (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or any violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Mortgagee's interest.

2.10 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Mortgagor, any person, partnership or corporation guaranteeing or endorsing any of Mortgagor's obligations, its creditors or its property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Mortgagor under the Loan Documents or this Mortgage and any other instrument securing the Note, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Mortgagor after such date.

2.11     Mortgagor to Pay All Sums Due Under the Note on Any Default in
         Payment: Application of Monies by Mortgagee.

         (a) If default shall be made in the payment of any amount due under the Note, then, upon Mortgagee's demand, Mortgagor will pay to Mortgagee the whole amount due and payable thereunder and all other sums secured hereby; and if Mortgagor shall fail to pay the same forthwith upon such demand, Mortgagee shall be entitled to sue for and recover judgment for the whole amount so due and unpaid together with costs and expenses, including the reasonable compensation, expenses and disbursements of Mortgagee's agents and attorneys incurred in connection with such suit and any appeal in connection therewith, Mortgagee shall be entitled to sue and recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of this Mortgage; and the right of Mortgagee to recover such judgment shall not be affected by any taking, possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the lien hereof.

         (b) In case of a foreclosure sale of all or any part of the Mortgaged Property and of the application of the proceeds of sale to the payment of the sums secured hereby, Mortgagee shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid and to recover judgment for any portion thereof remaining unpaid, with interest.

         (c) Mortgagor hereby agrees, to the extent permitted by law, that no recovery of any such judgment by Mortgagee and no attachment or levy of any execution upon any of the Mortgaged Property or any other property shall in any way affect the lien of this Mortgage upon the Mortgaged Property or any part thereof or any lien, rights, powers or remedies of Mortgagee hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before.

         (d) Any monies collected or received by Mortgagee under this Paragraph 2.11 shall be applied as follows:

                 (i) First, to the payment of all reasonable compensation, expenses and disbursements of the agents and attorneys; and

                 (ii) Second, to payment of amounts due and unpaid under the Note; and

                 (iii)    Third, as otherwise may be provided by law.

2.12 Delay or Omission No Waiver. No delay or omission of Mortgagee or of any holder of the Note to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Mortgagee may be exercised from time to time as often as may be deemed expedient by Mortgagee.

2.13 No Waiver of One Default to Affect Another. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Mortgagee (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in the Loan Documents or this Mortgage; (d) releases any part of the instrument securing the Note;
         (e) consents to the filing of any map, plat or replat of the Land; (f) consents to the granting of any easement on the Land; or (g) makes or consents to any agreement changing the terms of this Mortgage or subordinating the lien or any change hereof, no such act or omission shall release, discharge, modify, change or affect the original Mortgagor, or any subsequent purchaser of the Mortgaged Property or any part thereof or any maker, co-signer, endorser, surety or guarantor. No such act or omission shall preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default nor, except as otherwise expressly provided in an instrument or instruments executed by Mortgagee, shall the lien of this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, Mortgagee, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or under takings hereunder.

2.14 Discontinuance of Proceedings: Position of Parties Restored. If Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise, any such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had occurred or had been taken.

2.15 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by the Loan Documents or this Mortgage are exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Loan Documents, or now or hereafter existing at law, in equity or by statute.

                                 ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

3.01 Heirs, Successors and Assigns Included in Parties. Whenever one of the Parties hereto is named or referred to herein, the heirs, successors and assigns, of such party shall be included and all covenants and agreements contained in this Mortgage, by or on behalf of Mortgagor or Mortgagee, shall bind and inure to the benefit of their respective heirs, successors and assigns, whether so expressed or not.

3.02 Addresses for Notices, Etc. Any notice, report, demand or other instrument authorized or required to be given or furnished under this Mortgage to Mortgagor or Mortgagee shall be deposited in the U.S. Mail, registered or certified, postage prepaid, or hand delivered, or forwarded by overnight delivery service to the addressee as follows:

         If to Mortgagor:         Safety Disposal System of South Carolina, Inc.
                                  3890 N.W. 132nd Street
                                  Opa Locka, Florida 33054
                                  Attention: Daniel A. Stauber, President

         with a copy to:          Wallace, Bauman, Fodiman & Shannon, P.A.
                                  2222 Ponce de Leon Boulevard, Sixth Floor
                                  Coral Gables, Florida 33134
                                  Attention: Bryan W. Bauman, Esquire

         If to Mortgagee:         USA Waste Services, Inc.
                                  3001 South Pioneer Drive
                                  Smyrna, Georgia 3080
                                  Attention: Bill Gaffigan

         with a copy to:          Schnader Harrison Segal & Lewis
                                  Fifth Avenue Place, Suite 2700
                                  120 Fifth Avenue
                                  Pittsburgh, Pennsylvania 15222
                                  Attention: Megan Harmon, Esq.

         Notices shall be deemed effective when delivered or forty-eight (48) hours following mailing, whichever is earlier.

3.03 Headings. The headings of the articles, sections paragraphs and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

3.04 Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained in the Loan Documents or this Mortgage shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein and in the Loan Documents shall be in no way affected, prejudiced or disturbed thereby.

3.05 Changes, etc. Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the Party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement hereafter made by Mortgagor and Mortgagee relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

3.06 Governing Law. This Mortgage is made by Mortgagor and accepted by Mortgagee in the State of South Carolina, with reference to the laws of such State, and shall be construed, interpreted, enforced and governed by and in accordance with such laws.

3.07 Default Rate. The Default Rate shall be, as the rate announced by Citibank, N.A. as its prime lending rate as published in the Wall Street Journal plus 2%.

3.08 Time of the Essence. Time shall be of the essence with respect to the performance of the obligations of Mortgagor hereunder.


                                  ARTICLE FOUR

                               SECURITY AGREEMENT

4.01 Grant of Security Interest. With respect to the fixtures and personal property hereinabove described, this Mortgage shall constitute a security agreement between Mortgagor, as debtor, and Mortgagee, as secured party, and, cumulative of all other rights of Mortgagee hereunder, Mortgagee shall have all of the rights conferred upon secured parties by the South Carolina Uniform Commercial Code. Further, Mortgagor and Mortgagee agree that this Mortgage, when recorded, shall be effective as a financing statement perfecting Mortgagee's security interest in the fixtures described in this Mortgage. The address of Mortgagor set forth above in Paragraph 3.02 is the mailing address for Mortgagor, as debtor, for purposes of the South Carolina Uniform Commercial Code, and the address of Mortgagee set forth above in Paragraph 3.02 is the address of Mortgagee, as secured party, from which information concerning

         Mortgagee's security interest granted herein can be obtained, as required under the South Carolina Uniform Commercial Code. Mortgagor agrees to pay Mortgagee's charge to the maximum amount permitted by law, for any statement by Mortgagee regarding the obligations secured by this Mortgage requested by Mortgagor or on behalf of Mortgagor. On demand, Mortgagor will promptly pay all costs and expenses of filing statements, continuation statements, partial releases, and termination statements deemed necessary or appropriate by Mortgagee to establish and maintain the validity and priority of the security interest of Mortgagee, or any modification thereof, and all costs and expenses of any searches reasonably required by Mortgagee. Mortgagee may exercise any or all of the remedies of a secured party available to it under the South Carolina Uniform Commercial Code with respect to such property, and it is expressly agreed in accordance with the provisions of the South Carolina Uniform Commercial Code, five (5) days notice by Mortgagee to Mortgagor shall be deemed to be reasonable notice under any provision of the South Carolina Uniform Commercial Code requiring such notice; provided, however, that Mortgagee may at its option dispose of the collateral in accordance with the Mortgagee's rights and remedies in respect to the real property pursuant to the provisions of this Mortgage, in lieu of proceeding under the South Carolina Uniform Commercial Code.

         IN WITNESS WHEREOF, the undersigned has executed this instrument the day and year first above written.

WITNESSES:                             Safety Disposal System of South Carolina,
                                       a South Carolina Corporation Inc.


/s/ L.E. Priester                      By:  /s/ Daniel A. Stauber
---------------------------------         --------------------------------------
                                            Daniel A. Stauber        , President
                                          ---------------------------

/s/ Betty S. M?
---------------------------------         --------------------------------------
                                                                     , Secretary
                                          ---------------------------

                                                                          [SEAL]

STATE OF SOUTH CAROLINA   )
                          )  PROBATE
COUNTY OF ______________  )


I,_______________________, a Notary Public for ________________, do hereby certify that _____________________________ personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and (where an official seal is required by law) official seal this ____ day of ____________, 19__.



                                 [SEAL]
---------------------------------
Signature of Notary Public
My commission expires: __________


***************************************************************


STATE OF SOUTH CAROLINA   )
                          )  PROBATE
COUNTY OF Hampton         )


I, L.E. Priester, a notary public for South Carolina, do hereby certify that Daniel A. Stauber, the President of Safety Disposal System of South Carolina, Inc., personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and (where an official seal is required by law) official seal this 18 day of October, 1996.


/s/ L. E. Priester               [SEAL]
---------------------------------
Signature of Notary Public
My commission expires: May 15, 2005

STATE OF SOUTH CAROLINA
COUNTY OF ________________


I, __________________________, a notary public for _____________________, do hereby certify that ________________________, the _________________ of
________________, the general partner of ______________ Limited Partnership, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and (where an official seal is required by law) official seal this ____ day of ____________________, 19__.



                                 [SEAL]
---------------------------------
Signature of Notary Public
My commission expires:_________

                                   EXHIBIT A

                            Description of the Land

                                   EXHIBIT B

                           Permitted Title Exceptions


                                     None.

                                  EXHIBIT "A"

                                LAND DESCRIPTION

GENERAL:

         The following is a description of Tracts 1, 2, 3, 5, & 6, as depicted on that certain plat entitled "ALTA/ACSM Land Title Survey", "Plat of Survey Prepared for Chambers Development Company, Inc."; having a drawing number of 49-D2. The survey and plat was prepared by Bostick Surveying (Carl W. Bostick
- PLS No. 4786), 7703-G St. Andrews Rd., Irmo, S.C. 29063, Phone No. (803)
732-0393; and dated December 17, 1992. Refer to this plat for a more complete description.

GENERAL:

         All that certain piece, parcel or tract of land, situate, lying and being located in the Northern section of the Town of Hampton, Hampton County, South Carolina:

         Tract #1: To find the point of beginning (P.O.B.), commence at the railroad spike set in the centerline (C/L) of pavement intersection of U.S. Hwy. No. 601 and Mill St. (Secondary Road No. S-25-246); thence in a southeast direction along the Mill St. C/L, a distance of 1188' (feet) to a point; thence southwesterly a distance of 33' to the 3" square Concrete Monument Found (CMF) on the southwest right-of-way (R/W) of said Mill St. Said CMF is the P.O.B.

         Thence S 37 deg. 52 min. 13 sec. E along said R/W, a distance of 124.96' to a 3" sq. CMF; thence N 52 deg. 07 min. 47 sec. E along said R/W for 8.00' to an Iron Pin Set with plastic cap (IPS); thence S 37 deg. 56 min. 09 sec. E along said R/W for 385.95' to a 3" sq. CMF; thence S 37 deg. 47 min. 04 sec. E along said R/W for 49.56' to a 3" sq. CMF at the intersection of the northwest R/W of Hamby Ave. (S-25-247); thence S 41 deg. 52 min. 26 sec. W along the Hamby Ave. R/W for 215.81' to an IPS at the intersection of the southwest R/W of Nix St. (S-25-296); thence S 37 deg. 34 min. 19 sec. E along the Nix St. R/W for 25.42' to a railroad spike found in the asphalt entrance driveway; thence S 87 deg. 38 min. 25 sec. W along Tract 2 of the lands, now or formerly, of Chambers Medical Technologies of South Carolina, Inc. (hereafter abbreviated as C.M.T.) for 315.45' to the chain-link fence corner post; thence N 51 deg. 01 min. 21 sec. W along the land, now or formerly, of Westinghouse Electric Corp. for 139.91' to an Iron Pin Found (IPF); thence N 20 deg. 23 min. 09 sec. E along the same land, now or formerly, of Westinghouse Electric Corp. for 579.42' to the 3" sq. CMF at the P.O.B. Tract No. 1 contains 4.491 acres.

         Tract #2: The P.O.B. is the railroad spike found in the asphalt entrance driveway referenced previously in Tract #1 description. From the P.O.B. thence S 81 deg. 49 min. 13 sec. W along the land, now or formerly, of Georgia-Pacific, Inc. and the ingress/egress easement recorded in Deed Book D-88/p. 7-10, for 177.16' to a 1/4" hole set in concrete; thence N 85 deg. 00 min. 22 sec. W along the same lands for 140.36' to the chain-link fence corner post; thence N 87 deg. 38 min. 25 sec. E along Tract #1 of C.M.T. for 315.45' to the railroad spike found at the P.O.B. Tract #2 contains 0.065 acres. Tract # 1 and Tract #2 are now combined to make one tract.

         Also conveyed unto Grantee, its successor and assigns, all right, title and interest of Grantor in and to that certain Right-of-Way Easement for the purpose of ingress and egress fifty feet in width lying South of Tract 2 as shown on the plat of Carl E. Bostick dated December 17, 1992.

         Tract #3: To find the P.O.B.; commence at the railroad spike found in the asphalt entrance driveway aforementioned in the descriptions of Tract #1 and Tract #2; thence S 37 deg. 34 min. 07 sec. E along the southwest R/W of Nix St. for 61.26' to a 3" sq. CMF; thence diagonally across Nix St. S 75 deg. 15 min. 58 sec. E for 70.39' to the 3" sq. CMF at the southern corner of subject Tract #3, being the P.O.B.; thence N 37 deg. 50 min. 14 sec. W along the northeast R/W of Nix St. for 100.15' to a 3" sq. CMF at the intersection of the southeast R/W of Hamby Ave., thence N 41 deg. 38 min. 13 sec. E along the R/W of Hamby Ave. for 184.41' to a 3" sq. CMF (and witnessed by a 3" X 5" CMF, and two IPF's) at the southwest edge of an unnamed dirt road; thence S 38 deg. 08 min. 14 sec. E along the edge of the dirt road for 100.33' to a 3" sq. CMF (and witnessed by a 2 1/2" IPF) at the eastern corner of subject Tract #3; thence S 41 deg. 43 min. 20 sec. W along the land, now or formerly, of Simmons (combined lots 13 & 14) for 184.89' to the 3" sq. CMF at the P.O.B. Tract #3 contains
0.418 acres.

         Tract #5: To find the P.O.B.; commence at the IPF on the northeast R/W of Mill St., IPF being the westernmost corner of subject Tract #4, said IPF is the P.O.B. for Tract #5; thence N 38 deg. 01 min. 22 sec. W along said R/W of Mill St. for 194.81' to a 3" sq. CMF at the point of intersection of Mill St. R/W with the southeast R/W of Jarrell St.; thence N 34 deg. 18 min. 10 sec. E along said Jarrell St. R/W for 150.18' to a 3" sq. CMF (said monument is witnessed by a 3" X 5" CMF); thence S 37 deg. 58 min. 53 sec. E along the land, now or formerly, of James E. Brunson for 230.22' to a 3" X 5" CMF; thence S 47 deg. 53 min. 57 sec. W along Tract #4 of the lands of C.M.T. for 143.29' to the IPF at the P.O.B. Tract #5 contains 0.698 acres.

         Tract #6: To find the P.O.B.; commence at the CMF at the R/W intersection of Mill St. and Jarrell St., being the westernmost corner of subject Tract #5; thence N 38 deg. 00 min. 55 sec. W across Jarrell St. for 31.43' to a 3" sq. CMF at the point of intersection of the northeast R/W of Mill St. with the northwest R/W of Jarrell St., this CMF being the P.O.B.; thence N 38 deg. 01 min. 27 sec. W along said R/W of Mill St. for 178.11' to a P.K. Nail set in an asphalt driveway apron; thence N 52 deg. 07 min. 47 sec. E along said R/W for 8.00' to an "X" scribed in a concrete driveway; thence N 38 deg. 01 min. 22 sec. W along said R/W for 64.44' to an IPS on the south bank of a canal; thence S 83 deg. 12 min. 37 sec. E near the canal bank, along the land, now or formerly, of E. T. Brunson, H.C. Brunson, Jr. and C. N. Brunson for 60.07' to a 3" sq. CMF on the south canal bank; thence N 80 deg. 11 min. 40 sec. E along the same land, now or formerly, of Brunson, near the south canal bank for 244.26' to an IPS in the canal, on the northwest R/W of Jarrell St.; thence S 34 deg. 18 min. 16 sec. W along said R/W for 279.01' to the 3 sq. CMF at the P.O.B. Tract #6 contains 0.695 acres.

         TRACT #4 SHOWN ON THE PLAT OF CARL E. BOSTICK DATED DECEMBER 17, 1992 IS NOT A PART OF THIS CONVEYANCE.

DERIVATION: This being a portion of the property conveyed to CHAMBERS MEDICAL TECHNOLOGIES OF SOUTH CAROLINA, INC. by deed dated May 15, 1992 recorded in the office of the Clerk of Court for Hampton County in Deed Book 149 at page 20.

         ALSO, all that certain piece, parcel or tract of land, situate, lying and being located in the Northern section of Hampton, Hampton County, South Carolina, containing 2.909 acres, more or less, as shown on a plat made by C. Lawton Maner, R.L.S., #8370, dated December 9, 1991, recorded in the office of the Clerk of Court for Hampton County in Plat Book 19, Page 767, and according to said plat the property is bounded as follows: On the NORTHEAST for a distance of 368.21 feet by a canal separating this property from property now or formerly owned by Virginia Mick, on the SOUTHEAST for a distance of 401.58 feet by property owned, now or formerly, by Chambers Development Co., Inc., and a canal; on the SOUTHWEST for a distance of 230.39 feet by property owned, now or formerly, by Chambers Development Co., Inc.; and, on the NORTHWEST for a distance of 515.38 feet by Jarrell Street.

DERIVATION: This being the identical property conveyed to CHAMBERS MEDICAL TECHNOLOGIES OF SOUTH CAROLINA, INC. by deed dated May 4, 1994 recorded in the office of the Clerk of Court for Hampton County in Deed Book 173 at page 296.